EXHIBIT 4.1

GUARANTOR SUPPLEMENTAL INDENTURE
GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of March 4, 2016, among California Resources Corporation (the “Company”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s Subsidiaries listed on Schedule B hereto (collectively the “Existing Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (the “Indenture”), dated as of December 15, 2015, providing for the issuance of 8% Senior Secured Second Lien Notes due 2022 (the “Notes”);
WHEREAS, Section 9.1 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to Guarantee the Notes and/or obligations under the Indenture;
WHEREAS, each New Guarantor wishes to Guarantee the Notes pursuant to the Indenture;
WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and
WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2) Note Guarantee. Each New Guarantor hereby Guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of ARTICLE XI of the Indenture, such ARTICLE XI being incorporated by reference herein as if set forth at length herein (each such Guarantee, a “Note Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto; provided that the New Guarantor can be released from its Note Guarantee to the same extent as any other Guarantor under the Indenture.
(3) GOVERNING LAW. THIS GUARANTOR SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.
IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: March 4, 2016	California Resources Corporation, a Delaware corporation

	By:	/s/ Michael L. Preston
Name: Michael L. Preston
Title: Executive Vice President, General Counsel and Corporate Secretary

California Resources Coles Levee, LLC

	By:	/s/ Michael L. Preston
Name: Michael L. Preston
Title: Executive Vice President, General Counsel and Corporate Secretary

California Heavy Oil, Inc.
California Resources Petroleum Corporation
California Resources Production Corporation
Southern San Joaquin Production, Inc.
Thums Long Beach Company

	By:	/s/ Michael L. Preston
Name: Michael L. Preston
Title: Executive Vice President, General Counsel and Corporate Secretary

California Resources Elk Hills, LLC
CRC Construction Services, LLC
CRC Services, LLC
Socal Holding, LLC

By:	/s/ Michael L. Preston
Name: Michael L. Preston
Title: Executive Vice President, General Counsel and Corporate Secretary of California Resources Corporation, its Sole Member

California Resources Long Beach, Inc.
California Resources Tidelands, Inc.

By:	/s/ Michael L. Preston
Name: Michael L. Preston
Title: Executive Vice President, General Counsel and Corporate Secretary

California Resources Wilmington, LLC

By:	/s/ Michael L. Preston
Name: Michael L. Preston
Title: Vice President, General Counsel and Corporate Secretary of California Resources Tidelands, Inc., its Sole Member

CRC Marketing, Inc.

By:	/s/ D. Adam Smith
Name: D. Adam Smith
Title: Assistant Secretary

Elk Hills Power, LLC

By:	/s/ Michael L. Preston
Name: Michael L. Preston
Title: Executive Vice President, General Counsel and Corporate Secretary of California Resources Corporation, the Sole Member of California Resources Elk Hills, LLC, its Sole Member

Tidelands Oil Production Company

By:	/s/ Michael L. Preston
Name: Michael L. Preston
Title: Vice President, General Counsel and Corporate Secretary of California Resources Tidelands, Inc., its Managing Partner

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Richard Tarnas
Name: Richard Tarnas
Title: Vice President

Schedule A

CALIFORNIA RESOURCES COLES LEVEE, LLC

Schedule B

California Heavy Oil, Inc.
California Resources Elk Hills, LLC
California Resources Long Beach, Inc.
California Resources Petroleum Corporation
California Resources Production Corporation
California Resources Tidelands, Inc.
California Resources Wilmington, LLC
CRC Construction Services, LLC
CRC Marketing, Inc.
CRC Services, LLC
Elk Hills Power, LLC
Socal Holding, LLC
Southern San Joaquin Production, Inc.
Thums Long Beach Company
Tidelands Oil Production Company